Exhibit 99.1

CHENIERE ENERGY INC. NEWS RELEASE

CONTACT: DAVID CASTANEDA

VICE PRESIDENT

INVESTOR & MEDIA RELATIONS

1-888-948-2036

E-mail: Info@Cheniere.com

Federal Energy Regulatory Commission Grants Freeport LNG Permit

Houston – June 21, 2004 – Cheniere Energy, Inc. (AMEX: LNG) reports that the Federal Energy Regulatory Commission (FERC) has issued an Order under Section 3 of the Natural Gas Act Authorizing Freeport LNG Development, L.P. (Freeport LNG) to site, construct and operate a Liquefied Natural Gas (LNG) Receiving Terminal on Quintana Island near Freeport, Texas. Cheniere Energy holds a 30% limited partnership interest in Freeport LNG.

Freeport LNG filed an application for the permit with FERC on March 28, 2003, for authorization to construct and operate the facility with an initial processing capacity of 1.5 billion cubic feet per day (Bcf/d).

As previously announced, The Dow Chemical Company (NYSE:DOW) and ConocoPhillips (NYSE:COP) have entered into agreements with Freeport LNG for all of the facility’s capacity.

Charif Souki, Chairman & CEO of Cheniere said, “Cheniere started the process to prepare the application for this permit almost three years ago. During this time we received great support from the Federal Energy Regulatory Commission, the Department of Energy, the communities’ Congressional representation in Washington, the office of the Governor of Texas, the Texas Railroad Commission and the Texas legislature. Together, we made the process work. We believe the Freeport LNG receiving terminal will be a great asset to the communities of the Freeport area, to Texas and to the nation.”

“We are confident that this first success will be followed by a similar experience for the applications we filed with FERC on December 22, 2003, for LNG receiving terminal sites at Sabine Pass, Louisiana and Corpus Christi, Texas. FERC has recognized the importance to the US economy of building an LNG receiving infrastructure. Where the local communities support these projects, the process is very transparent and straightforward. We believe enough infrastructure can be built to allow LNG to account for 25 percent of domestic natural gas consumption by the end of the decade. This is a positive first step.”

Cheniere Energy, Inc. is a Houston-based developer of LNG receiving terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG receiving terminals in Sabine Pass, LA, and Corpus Christi, TX. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG receiving terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its Web site at www.cheniere.com, by contacting the company’s investor and media relations department toll-free at 888-948-2036 or by writing to: Info@Cheniere.com.

Artist’s renditions of Cheniere Energy Corpus Christi LNG receiving terminal, Sabine Pass LNG receiving terminal and Freeport LNG L.P. LNG receiving terminal are available as JPEG on-line at www.Cheniere.com

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements attributable to Cheniere or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.